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                                                    EXHIBIT 2.3


                     STOCK PURCHASE AGREEMENT



      THIS AGREEMENT is made and entered into as of the 18th day of December, 1997, by and between THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY (the "Seller"), and THE COCA-COLA BOTTLING COMPANY OF THE NORTHEAST, a Delaware corporation ("Purchaser"), under the following circumstances:

           A. The Seller has agreed to sell to the Purchaser, and the Purchaser has agreed to purchase, 76,013 shares of the Class A Common Stock of The Coca-Cola Bottling Company of New York, Inc., a Delaware corporation (collectively the "KONY Stock"). The sale of the KONY Stock by the Seller and the purchase by the Purchaser is herein called the "Transaction".

           B. This document is being executed to record the agreement of the parties with respect to the Transaction, which is as follows:

           1. Closing. The transaction shall be closed on January 5, 1998. On the closing date, unless the parties have agreed otherwise, there shall occur an exchange by facsimile of the certificates and agreements required by subsections 1(b) and 1(c), and the delivery of funds required by subsection 1(a). Any items exchanged by facsimile will, upon the Seller's receipt of the consideration, be sent by the party obligated to make such delivery to the party entitled to receive such delivery by Federal Express or similarly recognized courier service for delivery on the next business day. At the closing:

                (a) The purchase price for the 76,013 shares of KONY Stock will be $25,561,409.26, paid to the Seller in immediately available funds as follows: Bankers Trust Company, 16 Wall Street, Insurance Unit-4th Floor, New York, NY 10005, ABA No. 021-001-033, for the account of The Northwestern Mutual Life Insurance Company, Account No. 00-000-027.

                (b)  The Seller shall deliver to the Purchaser:

                     (i) Certificate No. 45 evidencing ownership of 67,994 shares of Class A Common Stock;

                     (ii) Certificate No. 90 evidencing ownership of 8,019 shares of Class A Common Stock;

           issued in the name of Seller, together with its duly executed stock powers; and

                    (iii)  The Agreement identified in subsection
           1(c)(ii), below, signed by the Seller.

                (c) The Purchaser shall deliver to the Seller, substantially in the forms annexed as Exhibit A:

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                     (i)  Consent of The Coca-Cola Company
           ("CCC") to the Transaction as required by the Transfer
           Agreement dated as of September 10, 1981 among CCC, the Seller, The Prudential Insurance Company of
           America, Aetna Life Insurance Company and The Penn
           Mutual Life Insurance Company (the "Transfer Agreement"); and

                     (ii) Agreement to terminate the put/call options created under the Put/Call Option Agreement dated November 21, 1995, among the Seller, CCC, and The Coca-Cola Bottling Company of New York, Inc., effective upon the completion of the Transaction, signed by CCC and the Purchaser.

           2.   Representations and Warranties of Seller.

                (a)  The Seller has full corporate power and
authority to execute and deliver this Agreement and to transfer to the Purchaser the KONY Stock to which this Agreement relates.

                (b) Except as otherwise set forth in the Transfer Agreement and the Put/Call Agreement, the KONY Stock (i) is free and clear of any liens, restrictions, claims, equities, charges, options or other encumbrances created by the Seller, and (ii) to the knowledge of the Seller, has no defects of title whatsoever.

                (c) The Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions described in this Agreement for which the Purchaser could become liable or obligated.

                (d) The Seller's representations and warranties shall survive the delivery of the KONY Stock.

           3.   Representations and Warranties of Purchaser.

                (a) The Purchaser has full corporate power and authority to execute and deliver this Agreement and to purchase the KONY Stock to which this Agreement relates.

                (b) The Purchaser hereby represents and warrants that Purchaser is acquiring the KONY Stock for investment for Purchaser's account, with the intent of holding the KONY Stock for investment, without the present intent of participating directly or indirectly in a distribution of the KONY Stock, and without the participation of any other person in any part of the purchase.

                (c)  The Purchaser's representations and
warranties shall survive the delivery of the KONY Stock.

           4.   Miscellaneous.

                (a)  Time is of the essence of this Agreement.

                (b) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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           IN WITNESS WHEREOF, this Agreement is signed by the
parties as of the date first above written.

                              SELLER:

                               THE NORTHWESTERN MUTUAL LIFE
                                   INSURANCE COMPANY

                                   /S/ RICHARD A. STRAIT
                               By:________________________________

                                       Vice President
                                  Its:_____________________________



                               PURCHASER:

                               THE COCA-COLA BOTTLING COMPANY OF
                                    THE NORTHEAST


                                   /S/ VICKI R. PALMER
                               By:________________________________

                                       Vice President
                                  Its:_____________________________

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                         SCHEDULES AND EXHIBITS TO
                         STOCK PURCHASE AGREEMENT


       EXHIBIT A -- Consent of The Coca-Cola Company to the
                    Transaction; Termination of Put/Call Options

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